Exhibit 10.6

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this 17th day of July, by and between Macquarie Infrastructure Income Opportunities Fund, a Delaware statutory trust (the “Fund”), and the undersigned (“Indemnitee”).

WHEREAS, at the request of the Fund, Indemnitee currently serves as a trustee of the Fund and may, therefore, be subjected to claims, suits or proceedings arising as a result of Indemnitee’s service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such trustee, the Fund has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permitted by law, except as otherwise expressly provided for herein; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Fund and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a)           “Change of Control” shall mean the occurrence of any of the following events after the Effective Date of this Agreement:

(i)	the sale or other disposition of all or substantially all of the Fund’s assets; or

(ii)            the acquisition, whether directly, indirectly, beneficially (within the meaning of rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) or of record, as a result of a merger, consolidation or otherwise, of securities of the Fund representing twenty percent (20%) or more of the aggregate voting power of the Fund’s then-outstanding shares of beneficial interest by any “person” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (i) the Fund or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Fund or its subsidiaries, including a trust established pursuant to any such plan; or

(iii)           the individuals who were members of the Board of Trustees as of the Effective Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any trustee appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Nominating and Corporate Governance Committee of the Board of Trustees (a majority of the members of the Nominating and Corporate Governance Committee shall be members of the then Incumbent Board or appointees thereof), other than any trustee appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.

(b)           “Corporate Status” means the status of a person who is or was a director, trustee, officer, employee or agent of the Fund or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Fund.

(c)           “Covered Securities” shall have the meaning set forth in Section 18 of the Securities Act of 1933, as amended.

(d)           “Disabling Conduct” means an act of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of a person’s office

(e)           “Disinterested Trustee” means a trustee of the Fund who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.

(f)           “Effective Date” means the date set forth in the first paragraph of this Agreement.

(g)          “Expenses” shall include all direct and indirect costs, including, without limitation, all reasonable attorneys’ fees and disbursements, investigative costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(h)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Fund or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Fund or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Trustees, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Trustees, which approval will not be unreasonably withheld.

(i)           “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except one (i) initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce their rights under this Agreement or (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Fund and Indemnitee.

Section 2. Services by Indemnitee. Indemnitee will serve as a trustee of the Fund. However, this Agreement shall not impose any obligation on Indemnitee or the Fund to continue Indemnitee’s service to the Fund beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 3. Indemnification — General. The Fund shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 3817 of the Delaware Statutory Trust Act. Notwithstanding anything to the contrary in this Section 3 or any other section of this Agreement, for so long as the Fund is subject to the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder (the “Investment Company Act”), the Fund shall not indemnify or advance Expenses to Indemnitee to the extent such indemnification or advance would violate the Investment Company Act. The availability of indemnification and the advancement of Expenses as provided for in this Agreement shall be presumed not to violate the Investment Company Act, and the Fund shall have the burden of proving otherwise in a court of competent jurisdiction.

Section 4. Proceedings Other Than Proceedings Arising from an Alleged Violation of State or Federal Securities Law. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of their Corporate Status, Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed Proceeding. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on their behalf in connection with a Proceeding by reason of their Corporate Status to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof. Notwithstanding the foregoing, this Section 4 shall only apply to an Indemnitee prior to the qualification of the Fund’s shares of beneficial interest as Covered Securities.

Section 5. Proceedings Arising from an Alleged Violation of State or Federal Securities Law. Notwithstanding anything to the contrary contained in Section 4 above, the Fund shall not provide indemnification to Indemnitee for any loss, liability or expense arising from or out of a violation of federal or state securities laws by Indemnitee if there has been a successful adjudication on the merits against Indemnitee involving material securities law violations constituting Disabling Conduct by the Indemnitee that is not subsequently overturned on appeal; provided, however, that Indemnitee shall be entitled to indemnification if a court of competent jurisdiction finds that indemnification of the Indemnitee should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which shares of the Fund were offered or sold as to indemnification for violations of securities laws. Notwithstanding the foregoing, this Section 5 shall only apply to an Indemnitee prior to the qualification of the Fund’s shares of beneficial interest as Covered Securities.

Section 6. Court-Ordered Indemnification. In addition to any other indemnification that may be provided under this Agreement, and notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in such circumstances as it may determine is permitted by applicable law.

Section 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of their Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by Indemnitee or on their behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Fund shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by Indemnitee or on their behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 8. Advance of Expenses. The Fund shall advance all Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness, only if all of the following are satisfied: (a) the Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the Indemnitee provides the Fund with written affirmation of the Indemnitee’s good faith belief that the Indemnitee is entitled to indemnification under Section 4 or 5 hereof, (c) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Fund with a written agreement, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification under this Agreement. The Fund shall advance all reasonable Expenses so incurred by or on behalf of Indemnitee within ten (10) days after the receipt by the Fund of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee is entitled to indemnification by the Fund as authorized by law and by this Agreement and a written undertaking by or on behalf of Indemnitee satisfying (d) above. For so long as the Fund is subject to the Investment Company Act, any advancement of Expenses shall be subject to at least one of the following as a condition of the advancement: (i) Indemnitee shall provide a security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Disinterested Trustees of the Fund, or Independent Counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full-trial-type inquiry), that there is reason to believe that Indemnitee ultimately will be found entitled to indemnification. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances (which, for the avoidance of doubt, must be made in accordance with the requirements of this Section 8) shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Fund to support the advances claimed. Notwithstanding the foregoing, this Section 8 shall only apply to an Indemnitee prior to the qualification of the Fund’s shares of beneficial interest as Covered Securities.

Section 9. Procedure for Determination of Entitlement to Indemnification.

(a)            To obtain indemnification under this Agreement, Indemnitee shall submit to the Fund a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Fund shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that Indemnitee has requested indemnification.

Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Trustees (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Trustees, or (B) if a quorum of the Board of Trustees consisting of Disinterested Trustees is not obtainable or, even if obtainable, such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Trustees who are Disinterested Trustees, by the shareholders of the Fund; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Fund (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Fund shall indemnify and hold Indemnitee harmless therefrom.

Section 10. Presumptions and Effect of Certain Proceedings.

(a)            In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Fund shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)            The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

Section 11. Remedies of Indemnitee.

(a)            If (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within thirty (30) days after receipt by the Fund of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten (10) days after receipt by the Fund of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 7 of this Agreement.

(b)            In any judicial proceeding or arbitration commenced pursuant to this Section 11 the Fund shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

(c)            If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Fund shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)            In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Fund, and shall be indemnified by the Fund for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12. Defense of the Underlying Proceeding.

(a)            Indemnitee shall notify the Fund promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Fund’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Fund is thereby actually so prejudiced.

(b)            Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Fund shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Fund shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 12(a) above. The Fund shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11 above or Section 18 below.

(c)            Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Fund, which approval shall not be unreasonably withheld, that they may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Fund, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Fund, or (iii) if the Fund fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Fund, which shall not be unreasonably withheld or delayed, at the expense of the Fund. In addition, if the Fund fails to comply with any of its obligations under this Agreement or in the event that the Fund or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Fund, which shall not be unreasonably withheld or delayed, at the expense of the Fund (subject to Section 11(d)), to represent Indemnitee in connection with any such matter.

Section 13. Non-Exclusivity; Survival of Rights; Subrogation; Insurance; Investment Company Act.

(a)            The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration and Agreement of Trust of the Fund (as amended from time to time, the “Declaration”) or the Bylaws of the Fund (as amended from time to time, the “Bylaws”), any agreement or a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in their Corporate Status prior to such amendment, alteration or repeal.

(b)            In the event of any payment under this Agreement, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Fund to bring suit to enforce such rights.

(c)            The Fund shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as expenses hereunder if and to the extent that (i) Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, or (ii) for so long as the Fund is subject to the Investment Company Act, indemnification or payment or reimbursement of expenses would not be permissible under the Investment Company Act.

Section 14. Insurance. The Fund will use its reasonable best efforts to acquire trustees and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees of the Fund, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee for service as a trustee or officer of the Fund and covering the Fund for any indemnification or advance of Expenses made by the Fund to Indemnitee for any claims made against Indemnitee for service as a trustee or officer of the Fund. Without in any way limiting any other obligation under this Agreement, the Fund shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

Section 15. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of their Corporate Status, a witness in any Proceeding, whether instituted by the Fund or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on their behalf in connection therewith.

Section 16. Duration of Agreement; Binding Effect.

(a)            This Agreement shall continue until and terminate ten (10) years after the date that Indemnitee’s Corporate Status shall have ceased; provided, however, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

(b)            The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Fund), shall continue as to an Indemnitee who has ceased to be a trustee, officer, employee or agent of the Fund or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Fund, and shall inure to the benefit of Indemnitee and their spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)            The Fund shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Fund, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Fund would be required to perform if no such succession had taken place.

Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Fund’s Bylaws, the Declaration, a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Fund is a party expressly provide otherwise.

Section 19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to: the address set forth on the signature page hereto,

with a copy to:

Jay Spinola

Willkie Farr & Gallagher LLP

787 Seventh Avenue,

New York, NY 10019

Tel.:1 212 728 8970

Email: jspinola@willkie.com

(b)	If to the Fund, to:

Macquarie Infrastructure Income Opportunities Fund

660 5th Avenue

New York, NY 10103

or to such other address as may have been furnished to Indemnitee by the Fund or to the Fund by Indemnitee, as the case may be.

Section 23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with (i) the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to its conflicts of laws rules, to the extent such rules would require or permit the application of the laws of another jurisdiction, and (ii) the Investment Company Act. To the extent the applicable laws of the State of Delaware or any applicable provision of this Agreement shall conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 24. Miscellaneous. Use of the masculine, feminine or neutral pronouns shall be deemed to include usage of the appropriate gender.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title: Trustee

Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Trustees of Macquarie Infrastructure Income Opportunities Fund

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement (the “Indemnification Agreement”) dated the day of      , 2026, by and between Macquarie Infrastructure Income Opportunities Fund (the “Fund”) and the undersigned Indemnitee (“Indemnitee”), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as trustee of the Fund, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful (the “Indemnitee Representations”).

In consideration of the advance of Expenses by the Fund for reasonable attorneys’ fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that an act or omission by me constituting Disabling Conduct was material to the matter giving rise to the Proceeding and in violation of the Indemnitee Representations, in each case as determined by a final adjudication (that is not subsequently overturned on appeal) that I am not entitled to be indemnified with respect to such Advanced Expenses as set forth above, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 7 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___day of ____________, 202 __.

WITNESS: